EXHIBIT 4.2
                                                                    -----------



===============================================================================




                            DATED AS OF MAY 4, 2007



                                   NEXEN INC.

                                      AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS








                          FIRST SUPPLEMENTAL INDENTURE

                                     TO THE

                                TRUST INDENTURE

                            DATED AS OF MAY 4, 2007


===============================================================================

THIS FIRST SUPPLEMENTAL INDENTURE (this "FIRST SUPPLEMENTAL INDENTURE") dated as of May 4, 2007 between NEXEN INC., a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the "ISSUER") and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly organized and existing under the laws of the State of New York, having an office in the City of New York, in the State of New York (the "Trustee")


                            RECITALS OF THE COMPANY

WHEREAS, the Issuer and the Trustee entered into an Indenture, dated as of May 4, 2007 (the "ORIGINAL INDENTURE"). Section 9.01 of the Original Indenture provides that the Issuer and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 and 3.01 thereof.

WHEREAS, pursuant to Sections 2.01 and 3.01 of the Original Indenture, the Issuer desires to provide for the establishment of a series of Securities under the Original Indenture, and the form and terms thereof, as hereinafter set forth.

WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture. The Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate pursuant to Sections 1.02, 3.03 and 9.03 of the Original Indenture to the effect, among other things, that all conditions precedent provided for in the Indenture to the Trustee's execution and delivery of this First Supplemental Indenture have been complied with. All acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         WHEREAS the proper officers of the Issuer have duly authorized the creation and issuance of: (i) a series of Securities to be designated as 5.65% Notes due 2017 (the "2017 NOTES") and to be initially limited (subject to the exceptions described herein and in the Original Indenture) to the aggregate principal amount of U.S.$250,000,000; and (ii) a series of Securities to be designated as 6.40% Notes due 2037 (the "2037 NOTES" and, together with the 2017 Notes, the "NOTES") and to be initially limited (subject to the exceptions described herein and in the Original Indenture) to the aggregate principal amount of U.S.$1,250,000,000; the further terms and conditions thereof being hereinafter set forth, all in accordance with a resolution of the directors of the Issuer;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities (as herein defined) by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:

1.       INTERPRETATIONS AND AMENDMENTS

1.1      FIRST SUPPLEMENTAL INDENTURE

         As used herein "FIRST SUPPLEMENTAL INDENTURE", "HERETO", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and similar expressions refer to this First Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and further include the terms of the Notes set forth in the form of 2017 Notes annexed as Schedule A hereto and the form of 2037 Notes annexed as Schedule B hereto.

1.2      DEFINITIONS IN FIRST SUPPLEMENTAL INDENTURE

         All terms contained in this First Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture, unless the context otherwise specifies or requires; provided, however, that notwithstanding the foregoing, the terms "ISSUER" and "TRUSTEE" shall have the respective meanings given to them in the Original Indenture.

1.3      INTERPRETATION NOT AFFECTED BY HEADINGS

         The division of this First Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this First Supplemental Indenture.

2.       NOTES

2.1      FORM AND TERMS OF NOTES

         There shall be and there is hereby created for issuance under the Original Indenture, as supplemented by this First Supplemental Indenture; (i) a series of Securities which shall consist of an aggregate principal amount of U.S.$250,000,000 2017 Notes; and (ii) a series of Securities which shall consist of an aggregate principal amount of U.S.$1,250,000,000 2037 Notes provided, however, that if the Issuer shall, at any time after the date hereof, increase the principal amount of either or both series of Notes which may be issued and issue such increased principal amount (or any portion thereof), then any such additional Notes so issued shall have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue and, under certain circumstances, the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the Notes theretofore issued; and provided, further, that, notwithstanding the foregoing, the Issuer shall not be entitled to increase the principal amount of Notes which may be issued or issue any such increased principal amount if the Issuer has effected satisfaction and discharge of the Indenture pursuant to
Section 4.01 of the Original Indenture or defeasance or covenant defeasance pursuant to Article 13 of the Original Indenture.

         The 2017 Notes will mature, and the principal of the 2017 Notes and accrued and unpaid interest thereon will be due and payable, on May 15, 2017, or such earlier date as the principal of any of the 2017 Notes may become due and payable in accordance with the provisions of the Original Indenture and this First Supplemental Indenture.

         The 2037 Notes will mature, and the principal of the 2037 Notes and accrued and unpaid interest thereon will be due and payable, on May 15, 2037, or such earlier date as the principal of any of the 2037 Notes may become due and payable in accordance with the provisions of the Original Indenture and the First Supplemental Indenture.

         The Notes shall bear interest on the principal amount thereof from May 4, 2007 or from the last date to which interest shall have been paid or duly made available for payment on the Notes, whichever is later, at the rate of 5.65% per annum in the case of the 2017 Notes and at the rate of 6.40% per annum in the case of the 2037 Notes, in each case payable semi-annually in arrears on May 15 and November 15 (each, an "INTEREST PAYMENT DATE") in each year, commencing November 15, 2007, until the principal of and premium, if any, on the applicable series of Notes is paid or duly made available for payment; and should the Issuer at any time default in the payment of any principal of, or premium, if any, or interest on either series of the Notes when due, the Issuer shall pay interest (such interest to be payable on demand), to the extent permitted by law, on the amount in default at the same rate applicable to such series of Notes. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Original Indenture, be paid to the Persons in whose names the Notes (or one or more predecessor Notes) are registered at the close of business on May 1 or November 1 (the "REGULAR RECORD DATES"), as the case may be, immediately prior to such Interest Payment Date, regardless of whether any such Regular Record Date is a business day. Any such interest on the Notes not so punctually paid or duly provided for on any Interest Payment Date shall be payable, as applicable, as provided in the forms of Notes annexed hereto as Schedule A and Schedule B to this First Supplemental Indenture.

         For the purposes only of the disclosure required by the INTEREST ACT (Canada), and without affecting the amount of interest payable to any holder of a Note or the calculation of interest on any Note, if the rate of interest on any Note is calculated on the basis of a year (the "DEEMED year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the INTEREST ACT (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

         All payments of principal of and premium, if any, and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and all references herein to "UNITED STATES DOLLARS", "U.S.$" or "U.S. DOLLARS" shall be deemed to refer to such coin or currency of the United States of America.

         The principal of and premium, if any, and interest on the Notes shall be payable, and the Notes may be surrendered for exchange, registration, transfer or discharge from registration, at the Corporate Trust Office of the Trustee in the City of New York, New York, and in such other places as the Issuer may from time to time designate in accordance with the Original Indenture.

The Trustee is hereby appointed as the initial Paying Agent, registrar and transfer agent for the Notes in the City of New York, New York.

         The Notes shall be issued only as fully registered Notes, without coupons, in denominations of U.S.$2,000 and integral multiples of $1,000 thereafter. Each series of Notes initially will be represented by one or more global Securities (collectively, the "GLOBAL NOTES") registered in the name of The Depository Trust Company, as Depositary or its nominee, or a successor depositary or its nominee.

         The certificates representing the Notes shall bear the following legend:

         "THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE TRUST INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

         The Notes and the certificate of the Trustee endorsed thereon shall be in the form set out in Schedule A, in the case of the 2017 Notes, and Schedule B, in the case of the 2037 Notes, to this First Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Trustee may approve and shall be numbered in such manner as the Trustee may approve, such approvals of the Trustee concerning any Note to be conclusively evidenced by its certification of such Note.

         The Security Register referred to in Section 3.05 of the Original Indenture shall, with respect to the Notes, be kept at the office or agency in the City of New York, New York that the Issuer may from time to time designate for such purpose (which shall initially be the Corporate Trust Office of the Trustee in the City of New York, New York), and at such other place or places as the Issuer with the approval of the Trustee may hereafter designate.

         The Notes shall be subject to redemption at the option of the Issuer as provided in Article 3 of this First Supplemental Indenture. The Issuer shall not be required to redeem, purchase or repay Notes pursuant to any mandatory redemption, sinking fund or analogous provision or at the option of the holders thereof. The Notes will not be convertible into or exchangeable for securities of any Person.

         The Notes shall have the other terms and provisions set forth in the forms of Notes attached hereto as Schedule A to this First Supplemental Indenture, in the case of the 2017 Notes, and Schedule B to this First Supplemental Indenture, in the case of the 2037 Notes, with the same force and effect as if such terms and provisions were set forth in full herein.

2.2      ISSUANCE OF NOTES

         2017 Notes in the aggregate principal amount of U.S.$250,000,000 and 2037 Notes in the aggregate principal amount of U.S.$1,250,000,000 shall be executed by the Designated Officer of the Issuer and delivered by the Issuer to the Trustee on the date of issue for authentication and delivery pursuant to and in accordance with the provisions of Section 3.03 of the Original Indenture and, upon the requirements of such provisions being complied with, the Notes shall be authenticated by or on behalf of the Trustee and delivered by it to or upon the Issuer Order of the Issuer without any further act or formality on the part of the Issuer. The Trustee shall have no duty or responsibility with respect to the use or application of any of the Notes so certified and delivered or the proceeds thereof.

3.       REDEMPTION OF NOTES

3.1      REDEMPTION OF NOTES

         Each series of the Notes will be redeemable at any time, in whole or from time to time in part, at the option of the Issuer (in the manner and in accordance with and subject to the terms and provisions set forth in Article 11 of the Original Indenture), at a Redemption Price equal to the greater of:

         (a)      100% of the principal amount of the Notes to be redeemed; and

         (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points in the case of the 2017 Notes, and plus 35 basis points in the case of the 2037 Notes;

plus in each case accrued interest to the Redemption Date; provided that installments of interest on Notes which are due and payable on any date falling on or prior to a Redemption Date will be payable to the registered holders of such Notes (or one or more predecessor Notes), registered as such as of the close of business on the relevant Regular Record Dates.

         The Issuer will provide notice to the Trustee prior to the Redemption Date of the calculation of the Redemption Price.

3.2      ADDITIONAL DEFINITIONS

         For the purposes of this First Supplemental Indenture, the following expressions shall have the following meanings:

         "COMPARABLE TREASURY ISSUE" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes;

         "COMPARABLE TREASURY PRICE" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "COMPOSITE 3:30 P.M. QUOTATIONS FOR U.S. GOVERNMENT SECURITIES" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Issuer is unable to obtain four such Reference Treasury Dealer Quotations, the average of all such Quotations;

         "INDEPENDENT INVESTMENT BANKER" means one of the Reference Dealers selected by the Issuer;

         "REFERENCE DEALER" means each of Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and their respective successors, and two other firms that are primary U.S. government securities dealers in the City of New York (each a "PRIMARY TREASURY Dealer") which the Issuer specifies from time to time; provided, however, that if any of the foregoing Reference Dealers shall cease to be a Primary Treasury Dealer, the Issuer shall substitute therefor another Primary Treasury Dealer;

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date; and

         "TREASURY RATE" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

4.       GENERAL

4.1      EFFECTIVENESS

         This First Supplemental Indenture will become effective upon its execution and delivery.

4.2      EFFECT OF RECITALS

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. Neither the Trustee nor any
Authenticating Agent shall be accountable for the use or application by the Issuer of the Securities or the proceeds thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Securities and perform its obligations under the Original Indenture and hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Issuer are true and accurate.


4.3      RATIFICATION OF ORIGINAL INDENTURE

         The Original Indenture as supplemented by this First Supplemental Indenture is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

4.4      GOVERNING LAW

         This  First   Supplemental   Indenture,   the  Original  Indenture  as
supplemented hereby and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

4.5      SEVERABILITY

         In case any provision in this First Supplemental Indenture, the Original Indenture as supplemented hereby or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.6      ACCEPTANCE OF TRUST

         The Trustee hereby accepts the trusts in this First Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various Persons who shall from time to time be Note holders subject to all the terms and conditions herein set forth.

4.7      COUNTERPARTS AND FORMAL DATE

         This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first above written.

         IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture on the date first above written.

                                      NEXEN INC.


                                      Per:   /s/ Marvin F. Romanow
                                             ---------------------------------
                                             Marvin F. Romanow
                                             Executive Vice President and
                                             Chief Financial Officer


                                      Per:   /s/ Una M. Power
                                             ---------------------------------
                                             Una M. Power
                                             Treasurer


                                      DEUTSCHE BANK TRUST COMPANY
                                      AMERICAS, as trustee

                                      By Deutsche Bank National Trust Company


                                      Per:   /s/ Yana Kalachikova
                                             ---------------------------------
                                             Name: Yana Kalachikova
                                             Title: Assistant Vice President



                                      Per:   /s/ Rodney Gaughan
                                             ---------------------------------
                                             Name: Rodney Gaughan
                                             Title: Vice President

                               TABLE OF CONTENTS


1.    INTERPRETATIONS AND AMENDMENTS..........................................2

      1.1   FIRST SUPPLEMENTAL INDENTURE......................................2
      1.2   DEFINITIONS IN FIRST SUPPLEMENTAL INDENTURE.......................2
      1.3   INTERPRETATION NOT AFFECTED BY HEADINGS...........................2

2.    NOTES...................................................................2

      2.1   FORM AND TERMS OF NOTES...........................................2
      2.2   ISSUANCE OF NOTES.................................................5

3.    REDEMPTION OF NOTES.....................................................5

      3.1   REDEMPTION OF NOTES...............................................5
      3.2   ADDITIONAL DEFINITIONS............................................5

4.    GENERAL.................................................................6

      4.1   EFFECTIVENESS.....................................................6
      4.2   EFFECT OF RECITALS................................................6
      4.3   RATIFICATION OF ORIGINAL INDENTURE................................7
      4.4   GOVERNING LAW.....................................................7
      4.5   SEVERABILITY......................................................7
      4.6   ACCEPTANCE OF TRUST...............................................7
      4.7   COUNTERPARTS AND FORMAL DATE......................................7